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                                                                   EXHIBIT 10.26

                                   [EIM LOGO]

                          EXECUTIVE INTERIM MANAGEMENT

                           The Daton Mariok Group, LLC

                   AGREEMENT FOR TEMPORARY MANAGEMENT SERVICES

      This Agreement for Temporary Executive Services ("Agreement") is entered into as of the 16th day of December 2003, by and between Virbac Corporation (the "Client") and Executive Interim Management ("EIM");

                                WITNESSETH THAT:

      WHEREAS, the parties desire to enter into this Agreement pertaining to the provision of temporary management services to the Client by EIM;

      NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth below, it is hereby covenanted and agreed by the Client and EIM as follows:

1.    Assignment Term.

      (a) This Agreement shall be effective from the 18th day of December 2003, to the 18th day of June 2004 (the "Assignment Term").

      (b) The Assignment Term may be extended by a mutual writing of the parties.

2.    Provision of Services.

      (a) EIM agrees to furnish to the Client a temporary manager to perform services for the Client in the capacity of the Client's Interim CEO for the period of the Assignment Term (the "Assignment").

      (b) EIM agrees that the Assignment shall be performed by an EIM independent contractor (the "Manager") who has been screened by EIM for the Assignment. The Client shall retain the responsibility of the final approval of the selection of the Manager.

      (c) EIM shall maintain, at its expense, public liability insurance covering the Manager.

      (d) The Client acknowledges that EIM will be responsible for overseeing the Assignment and providing the Manager to perform the Assignment, and

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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            that the Client's Board of Directors will be responsible for supervising the Manager's performance of the Assignment.

      (e) The Client acknowledges that the Manager shall be entitled to rely on information provided by, and on the advice of, the Client's officers, directors and employees and its accountants, legal counsel and other professionals in performing the Assignment.

      (f) The Client acknowledges that the Manager shall in no event be authorized to, without the prior approval of the Client's Board of Directors or a committee thereof delegated with the duty to supervise the Manager, incur debt on behalf of the Client, guarantee obligations on behalf of the Client, terminate agreements on behalf of the Client, terminate the Client's Managers, transfer the Client's assets (other than in the ordinary course of business), settle claims by or against the Client for an amount over $10,000, or conduct any other transactions outside the normal course of business.

      (g) EIM shall at all times remain an independent contractor with respect to the Client. Nothing contained herein shall be construed to create an agency relationship between the Client and EIM.

      (h) The Client acknowledges that EIM assigns the Manager on the basis of the Assignment. The Client shall not change the Assignment without the prior written approval of EIM.

3.    Payments.

      (a) The Client shall pay EIM at the rate of $2,000 per working day for the first three month period (December 18th 2003 through March 18th
            20O4) and $2,500 per working day for the second three month period (March 19th 2004 through June 18th 2004) in which services are provided under this Agreement.

      (b) The Client shall pay all sums due to EIM under this Agreement monthly, in advance, within ten days from the date of invoice.

      (c) The Client shall be liable to EIM for payment of any applicable taxes (other than taxes based on income) due under this Agreement.

      (d) The Client shall reimburse the Manager directly for reasonable expenses for entertainment, travel, meals, lodging and similar items in performing the Assignment. The Client acknowledges that EIM is in no way responsible for the payment of these expenses and agrees to indemnify EIM for any claim made by the Manager against EIM for reimbursement of these expenses.

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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4.    Termination.

      (a) This Agreement may be terminated by EIM during the Assignment Term and by the Client during the first three months of the Assignment Term only for Cause (as defined below). Following the first three months of the Assignment Term the Client may terminate this Agreement for any reason.

      (b) This Agreement may be terminated during the Assignment Term only by a written Notice of Termination communicated to the other party. If the termination is for Cause, the Notice of Termination shall provide a minimum of fourteen days in which to cure the Cause for termination.

      (c)   Cause. As used herein, "Cause" means

            (i)   with respect to the conduct of either party or the Manager,

                  (A)   a material breach of this Agreement by such party;

                  (B) the gross negligence or willful misconduct by such party or the Manager, which is demonstrably and materially harmful to the other party, monetarily or otherwise; or

                  (C) the commencement by or against such party under any bankruptcy, reorganization arrangement, or similar law, the making of an assignment for the benefit of creditors or the petition or application for a custodian, receiver or trustee for such party or its assets;

            (ii)  with respect to the conduct of the Client,

                  (A) the Client's unjustified termination of the Manager or the Assignment during the first three months of the Assignment Term; or

                  (B) the Client's failure to make a timely payment under this Agreement within five (5) days of notice of such non-payment; and

            (iii) with respect to the conduct of EIM, the Manager's non-
                  performance of the Assignment due to death, illness or other unexcused absence which lasts for more than seven days and EIM's a failure to replace the Manager within thirty (30) days of such death, disability or unexcused absence.

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755          www.interimmgt.us

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      (d)   Payments on Termination.

            (i) If the Client terminates this Agreement for Cause during the first three months of the Assignment Term or for any reason thereafter, the Client shall be liable for payments pursuant to paragraph 3 of this Agreement only up to the date of termination.

            (ii) If EIM terminates this Agreement for Cause, the Client shall be liable for payments pursuant to paragraph 3 of this Agreement for the entire Agreement Term as if this Agreement had not been terminated.

5. Liability. EIM shall be liable to the Client for any damages sustained by the Client as a direct result of the willful misconduct in the performance of the Assignment on the part of EIM or the Manager. EIM shall not be liable for any consequential or punitive damages.

6.    Indemnification.

      (a) The Client shall indemnify EIM and its Affiliates (as defined below), and each of EIM's and its Affiliates' partners, members, officers directors, Managers and agents, against any losses, liabilities, damages or expenses (including amounts paid for attorneys' fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such persons may become subject in connection with the services contemplated by this Agreement or in connection with any involvement with the Client (including serving as an officer, director, consultant or employee of the Client or any subsidiary or affiliate of the Client) directly or indirectly on behalf of the Client, but, in each case, only to the extent that such person was neither grossly negligent nor engaged in willful malfeasance and, with respect to any criminal action, such person did not have reasonable cause at the time of such action to believe that such person's conduct was unlawful. the Client shall pay the expenses of any person indemnifiable under this paragraph 6 in advance of the final disposition of any proceeding, so long as the Client receives an undertaking by such person to repay the full amount advanced if there is a final determination that such person did not satisfy the standards of indemnifiable conduct set forth in this paragraph 6 or that such person is not otherwise entitled to indemnification as provided herein. In addition to and not in limitation of the rights to indemnification provided above, in connection with the duties as an employee, officer or director of the Client of any person indemnifiable under this paragraph 6, such person is also entitled to the fullest indemnity allowed under the laws of the State of Delaware.

      (b) The Client shall provide a letter of indemnity (in the form of Exhibit A) to any Manager who performs the Assignment.

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                                www.interimmgt.us

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      (c)   For the purposes of this Agreement, the term "Affiliate" means (i)
            any corporation, partnership, joint venture or other entity that owns directly or indirectly, at least fifty percent of the voting power of any class of stock of EIM (or successor to EIM) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by EIM, by any entity that is a successor to EIM, or by any entity that is an Affiliate by reason of clause (i) next above.

7.    Non-Competition.

      (a) EIM shall take reasonable steps to enter into an agreement with the Manager providing that the Manager shall not accept an engagement with a business in competition with the Client's animal pharmaceuticals business or otherwise compete with the Client for a period of at least one year following the last day on which the Manager provides services for the Client.

      (b) In the event that the Client offers employment of any sort to the Manager during the Assignment or within one year of the termination of this Agreement, and the Manager accepts employment with the Client, the Client shall pay to EIM an amount of $150,000, plus the amount payable under paragraph 3 for any remainder of the Assignment Term,

8.    Confidential Information.

      (a)   EIM agrees that:

            (i) Except as required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that EIM has express authorization from the Client, EIM agrees to keep secret and confidential all Confidential Information (as defined below), and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

            (ii) To the extent that any court or agency seeks to have EIM disclose Confidential Information, EIM shall promptly inform the Client, and EIM shall take such reasonable steps to prevent disclosure of Confidential Information until the Client has been informed of such requested disclosure, and the Client has an opportunity to respond to such court or agency. To the extent that EIM obtains information on behalf of the Client that may be subject to the attorney-client privilege as to the Client's attorneys. EIM shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                                www.interimmgt.us

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            (iii) EIM shall take reasonable steps to enter into an agreement with the Manager providing for the non-disclosure of the Client's Confidential Information. EIM acknowledges that the Client shall be entitled to require the Manager to comply with reasonable restrictions imposed for the protection of the Client (including confidentiality restrictions).

      (b)   The Client agrees that:

            (i) Except as required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Client has express authorization from EIM, the Client agrees to keep secret and confidential all Confidential Information (as defined below), and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

            (ii) To the extent that any court or agency seeks to have the Client disclose Confidential Information, the Client shall promptly inform EIM, and the Client shall take such reasonable steps to prevent disclosure of Confidential Information until EIM has been informed of such requested disclosure, and EIM has an opportunity to respond to such court or agency. To the extent that the Client obtains information on behalf of EIM that may be subject to the attorney-client privilege as to ElM's attorneys, the Client shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

      (c) For purposes of this Agreement, "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning EIM or the Client which was acquired by or disclosed to the other party during the Assignment Term. For the purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with EIM or the Client subject to an agreement to maintain the confidentiality of such information.

      (d) This paragraph 8 shall not be construed to unreasonably restrict EIM's or the Client's ability to disclose Confidential Information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against, any claim of breach of this Agreement. If there is a dispute between EIM and the Client as to whether information may be disclosed in accordance with this paragraph (d), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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9. Equitable Remedies. EIM and the Client acknowledge that EIM and the Client would be irreparably injured by a violation of paragraph 8 and agree that they, in addition to any other remedies available to them for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the other party from any actual or threatened breach of paragraph 8. If a bond is required to be posted in order for EIM or the Client to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

10. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without consent of any other person.

11. Applicable Law. The provisions and enforcement of this Agreement shall be construed in accordance with the laws of the State of New York, without regard to the Conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in New York, New York.

12. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

13. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

14. Successors. This Agreement shall be binding upon, and inure to the benefit of EIM and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of EIM's assets and business.

15. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

            (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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            (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

            (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to EIM:

         Roger D. Sweeney
         Executive Director
         Executive Interim Management
         450 Park Avenue
         Suite 2000
         New York, New York 10022 USA

or to the Client:

         Mr. Pierre Pages
         Chief Operating Officer
         Virbac SA
         13 eme rue LID-BP 27
         06511 Carros cedex
         FRANCE

All notices to EIM shall be directed to the attention of Roger D. Sweeney or EIM, with a copy to the Secretary of EIM. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

16. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in New York, New York by three arbitrators. Except as otherwise expressly provided in this paragraph 16, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. The arbitration shall be conducted, the relief shall be granted and this Agreement and its enforcement shall be interpreted in accordance with the laws of the State of New York, without regard to the conflict of law provisions of any state. The parties hereby expressly waive the right to recover punitive damages in any arbitration proceeding relating to this Agreement. One of the arbitrators shall be appointed by EIM, one shall be appointed by the Client, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association.

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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17. Costs of Enforcement. Each party shall bear its own costs and attorneys'
fees in connection with any controversy or dispute arising out of or relating to this Agreement (or the breach thereof).

18. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of this Agreement.

19. Entire Agreement. Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

      IN WITNESS THEREOF, the Client and EIM have caused these presents to be executed in their name and on their behalf, and their corporate seals to be hereunto affixed, all as of the day and year first above written.


                                              [The Client]

                                              By: /s/ ERIC MAREE
                                                  ----------------------------
                                              Its: CEO VIRBAC SA
                                                   Member of the Board, VIRBAC
                                                   Corp

ATTEST:

____________________
      (Seal)

                                              Executive Interim Management

                                              By: /s/ [ILLEGIBLE]

                                              Its: Executive Director

ATTEST:

____________________
      (Seal)

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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                                    Exhibit A

                                                             December 16th, 2003

David Eller

      The Client shall indemnify you against any losses, liabilities, damages or expenses (including amounts paid for attorneys' fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which you may become subject in connection with the services contemplated by the Agreement between EIM and the Client or in connection with any involvement with the Client (including serving as an officer, director, consultant or employee of the Client or any subsidiary or affiliate of the Client) directly or indirectly on behalf of the Client, but, in each case, only to the extent you were neither grossly negligent nor engaged in willful malfeasance and, with respect to any criminal action, you did not have reasonable cause at the time of such action to believe that your conduct was unlawful. The Client shall pay your expenses in advance of the final disposition of any proceeding, so long as the Client receives an undertaking by you to repay the full amount advanced if there is a final determination that you did not satisfy the standards set forth in this letter or that you are not otherwise entitled to indemnification as provided herein.

      In addition to and not in limitation of the rights of indemnification provided above, in connection with any of your duties as an employee, officer or director of the Client, you are also entitled to the fullest indemnity allowed under the laws of the State of Delaware.

                                                /s/ Eric Maree
                                                -------------------------
                                                for the Client

450 Park Avenue, Suite 2000, New York, NY 10022 Tel: 212-751-4777
Fax: 212-751-4755
                               www.interimmgt.us

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